INNODATA ISOGEN, INC.
                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
                             (Dollars in Thousands)

Activity in the Company's allowance for doubtful accounts for the years ended December 31, 2004, 2003 and 2002 was as follows:

                                                   Additions
                                      -----------------------------------
                     Balance at           Charged to         Charged to                  Balance at
Period          Beginning of Period   Costs and Expenses   Other Accounts  Deductions   End of Period
------          -------------------   ------------------   --------------  ----------   -------------
 2004                 $1,219                 $  25             $  --           (1,109)     $   135

 2003                 $1,254                 $  --             $  --        $     (35)     $ 1,219

 2002                 $1,853                 $  --             $  --        $    (599)     $ 1,254